EXHIBIT 99.1

MGT Capital Investments, Inc. Concludes Rights Offering

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NEW YORK, December 27, 2011 - MGT Capital Investments, Inc. (“MGT”, “we”, or “the Company”) (AMEX: MGT.BC), a holding company with operations in the healthcare industry, today announced that it has raised approximately $780,000 in a direct rights offering to its shareholders.  All 31,240,472 shares subject to subscription rights were sold pursuant to the Basic Subscription Privilege and the Oversubscription Privilege described in the Prospectus. In addition, there were unfulfilled oversubscription requests to purchase an additional 9,996,453 shares.

The rights offering expired as of 5:00 p.m. Eastern Time on December 23, 2011. The Company, upon Amex’s approval of the Company’s additional listing application relative to the shares subject to the Rights Offering, will issue the 31,240,472 shares purchased under the Rights Offering.  At that time, the Company will have 70,291,062 shares outstanding.

Robert Ladd, Interim President and CEO of the Company commented, “The successful completion of the rights offering is an important preliminary step to the process of building value through prudent capital allocation.  We look forward to detailing our progress in 2012”.

About MGT Capital Investments, Inc.

MGT is a holding company comprised of MGT, the parent company, and its wholly-owned subsidiary MGT Capital Investments (U.K.) Limited.  In addition we also have a controlling interest in our subsidiary, Medicsight Ltd, including its wholly owned subsidiaries.

Medicsight is a medical technology company with operations in medical imaging software development and medical hardware devices. The company provides a computer-aided detection software application that is used to assist radiologists with early detection and measurement of colorectal polyps.  The Company’s software received a CE Mark in 2009, as well as clearance from the U. S. FDA in May 2011.  Medicsight has also developed an automated carbon dioxide medical inflation device and associated disposable tubing (MedicCO 2 LON) that is being commercialized in partnership with a global distributor.

Forward Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Contact:

MGT Capital Investments, Inc.

Robert Ladd, Interim Chief Executive Officer
rladd@mgtci.com

Robert Traversa, Chief Financial Officer
rtraversa@mgtci.com